Exhibit 99.1

For Immediate Release	July 28, 2026

LANDSTAR SYSTEM REPORTS SECOND QUARTER

REVENUE OF $1.432B AND EARNINGS PER SHARE OF $1.44

Jacksonville, FL – Landstar System, Inc. (NASDAQ: LSTR) (“Landstar” or the “Company”) today reported its financial results for the 2026 second quarter. The Company reported total revenue of $1.432 billion in the 2026 second quarter, an increase of 18% as compared to revenue of $1.211 billion in the 2025 second quarter, and basic and diluted earnings per share (“EPS”) of $1.44 in the 2026 second quarter, an increase of 20% as compared to EPS of $1.20 per share in the 2025 second quarter. The Company also reported a 21% increase in gross profit and a 17% increase in variable contribution (defined as revenue less the cost of purchased transportation and commissions to agents) in the 2026 second quarter, as compared in each case to the 2025 second quarter.

“The Landstar team of independent business owners and employees truly shined in a rapidly improving freight transportation backdrop. I was pleased that our network generated both truck volumes and truck revenue per load that outpaced normal seasonal patterns, with variable contribution increasing approximately 17% year-over-year,” said Landstar President and Chief Executive Officer Frank Lonegro. “I was delighted to see our net 68 BCO truck additions during the second quarter, the strongest quarterly improvement since the first quarter of 2022. Although the Company experienced a lower DOT accident frequency during the 2026 first half, increased insurance and claims expense, primarily attributable to unfavorable development of prior years’ claims, had an adverse impact on our second quarter results. The claim environment for freight transportation providers remains challenging, especially with the U.S. Supreme Court’s recent Montgomery decision relating to potential broker liability.”

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	2Q 2026	2Q 2025	Change ($)	Change (%)
Revenue	$1,432,264	$1,211,383	$220,881	18.2%
Gross profit	$132,337	$109,261	$23,076	21.1%
Variable contribution	$199,429	$170,450	$28,979	17.0%
Operating income	$66,228	$56,280	$9,948	17.7%
Basic and diluted earnings per share (“EPS”)	$1.44	$1.20	$0.24	20.0%

(1)	Dollars above in thousands, except per share amounts.
(2)	Please refer to the Consolidated Statements of Income and the Reconciliation of Gross Profit to Variable Contribution included below.

Landstar also announced today that its Board of Directors declared a quarterly dividend of $0.44 per share payable on September 9, 2026, to stockholders of record as of the close of business on August 18, 2026. This quarterly dividend includes a 10% increase over the amount of the Company’s regular quarterly dividend declared following each of the prior five quarters. It is currently the intention of the Board to continue to pay dividends on a quarterly basis going forward. Landstar continues to return capital to stockholders through the Company’s stock purchase program and dividends. While Landstar did not purchase shares in the second quarter, during the 2026 first half, Landstar purchased 150,923 shares of its common stock at an aggregate cost of $22.6 million. The Company is currently authorized to purchase up to an additional 1,115,195 shares of the Company’s common stock under its longstanding share purchase program.

During the 2026 second quarter, truck revenue was $1,334 million, or 19% higher, as compared to the 2025 second quarter truck revenue of $1,118 million. Truck revenue per load increased approximately 17% in the 2026 second quarter compared to the 2025 second quarter, and the number of loads hauled via truck increased approximately 2% compared to the 2025 second quarter.

Truck transportation revenue hauled by independent business capacity owners (“BCOs”) and truck brokerage carriers in the 2026 second quarter was 93% of revenue, compared to 92% of revenue in the 2025 second quarter. Truckload transportation revenue hauled via van equipment in the 2026 second quarter was $718 million, compared to $591 million in the 2025 second quarter. Truckload transportation revenue hauled via unsided/platform equipment in the 2026 second quarter was $492 million, compared to $401 million in the

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2025 second quarter. Revenue from other truck transportation, which is largely related to power-only services, in the 2026 second quarter was $99 million, compared to $101 million in the 2025 second quarter. Revenue hauled by rail, air and ocean cargo carriers was $78 million, or 5% of revenue, in the 2026 second quarter, compared to $73 million, or 6% of revenue, in the 2025 second quarter.

Gross profit in the 2026 second quarter was $132 million, as compared to $109 million in the 2025 second quarter. Variable contribution in the 2026 second quarter was $199 million, compared to $170 million in the 2025 second quarter. Reconciliations of gross profit to variable contribution and gross profit margin to variable contribution margin for the 2026 and 2025 second quarters and year-to-date periods are provided in the Company’s accompanying financial disclosures.

The Company’s balance sheet continues to be very strong, with cash and short-term investments of approximately $348 million as of June 27, 2026. Trailing twelve-month return on average shareholders’ equity was 16%. Return on invested capital, representing net income divided by the sum of average equity plus average debt, was 14%.

Landstar will provide a live webcast of its quarterly earnings conference call this afternoon at 4:30 p.m. ET. To access the webcast, visit www.investor.landstar.com; click on “Webcasts,” then click on “Landstar’s Second Quarter 2026 Earnings Release Conference Call.” A slide presentation to accompany the webcast presentation is also available on Landstar’s investor relations website at https://investor.landstar.com/.

Contact:

Jim Todd

Chief Financial Officer

904-398-9400

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About Landstar:

Landstar System, Inc., is a technology-enabled, asset-light provider of freight transportation and logistics solutions focused on safety, security and service to a broad range of customers utilizing a network of agents, third-party capacity providers and employees. Landstar transportation services companies are certified to ISO 9001:2015 quality management system standards and RC14001:2015 environmental, health, safety and security management system standards. Landstar System, Inc. is headquartered in Jacksonville, Florida. Its common stock trades on The NASDAQ Stock Market® under the symbol LSTR.

Non-GAAP Financial Measures:

In this earnings release and accompanying financial disclosures, the Company provides the following information that may be deemed non-GAAP financial measures: variable contribution and variable contribution margin. The Company believes variable contribution and variable contribution margin are useful measures of the variable costs that we incur at a shipment-by-shipment level attributable to our transportation network of third-party capacity providers and independent agents in order to provide services to our customers. The Company also believes that it is appropriate to present each of the financial measures that may be deemed a non-GAAP financial measure, as referred to above, for the following reasons: (1) disclosure of these matters will allow investors to better understand the underlying trends in the Company’s financial condition and results of operations; (2) this information will facilitate comparisons by investors of the Company’s results as compared to the results of peer companies; and (3) management considers this financial information in its decision making.

Forward Looking Statements Disclaimer:

The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995. Statements contained in this press release that are not based on historical facts are “forward-looking statements.” This press release contains forward-looking statements, such as statements which relate to Landstar’s business objectives, plans, strategies and expectations. Terms such as “anticipates,” “believes,” “estimates,” “intention,” “expects,” “plans,” “predicts,” “may,” “should,” “could,” “would,” “will,” the negative thereof and similar expressions are intended to identify forward-looking statements. Such statements are by nature subject to uncertainties and risks, including but not limited to: decreased demand for transportation services; U.S. trade relationships and potential or imposed tariffs; an increase in the frequency or severity of accidents or

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other claims; unfavorable development of existing accident claims; dependence on third party insurance companies; dependence on independent commission sales agents; dependence on third party capacity providers; the impact of the Russian conflict with Ukraine on the operations of certain independent commission sales agents, including the Company’s second largest such agent by revenue in the 2025 fiscal year; substantial industry competition; disruptions or failures in the Company’s computer systems; cyber and other information security incidents; dependence on key vendors; potential changes in taxes; status of independent contractors; regulatory and legislative changes; regulations focused on diesel emissions and other air quality matters; regulations requiring the purchase and use of zero-emission vehicles; intellectual property; acquisitions and investments; and other operational, financial or legal risks or uncertainties detailed in Landstar’s Form 10-K for the 2025 fiscal year, described in Part I, Item 1A Risk Factors, and in other SEC filings from time to time. These risks and uncertainties could cause actual results or events to differ materially from historical results or those anticipated. Investors should not place undue reliance on such forward-looking statements, and the Company undertakes no obligation to publicly update or revise any forward-looking statements.

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Landstar System, Inc. and Subsidiary

Consolidated Statements of Income

(Dollars in thousands, except per share amounts)

(Unaudited)

	Twenty-Six Weeks Ended		Thirteen Weeks Ended
	June 27, 2026	June 28, 2025	June 27, 2026	June 28, 2025
Revenue	$2,603,555	$2,363,885	$1,432,264	$1,211,383
Investment income	5,679	7,327	2,705	3,729
Costs and expenses:
Purchased transportation	2,030,397	1,839,289	1,123,400	941,411
Commissions to agents	201,578	192,836	109,435	99,522
Other operating costs, net of gains on asset sales/dispositions	32,745	31,424	17,945	19,595
Insurance and claims	74,923	70,301	39,359	30,449
Selling, general and administrative	129,158	117,288	68,193	55,706
Depreciation and amortization	20,969	24,375	10,409	12,149

Total costs and expenses	2,489,770	2,275,513	1,368,741	1,158,832

Operating income	119,464	95,699	66,228	56,280
Interest and debt expense	1,330	539	812	698

Income before income taxes	118,134	95,160	65,416	55,582
Income taxes	29,743	23,461	16,465	13,689

Net income	$88,391	$71,699	$48,951	$41,893

Basic and diluted earnings per share	$2.60	$2.05	$1.44	$1.20

Average basic and diluted shares outstanding	33,979,000	35,037,000	33,935,000	34,870,000

Dividends per common share	$0.80	$0.76	$0.40	$0.40

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Landstar System, Inc. and Subsidiary

Consolidated Balance Sheets

(Dollars in thousands, except per share amounts)

(Unaudited)

	June 27, 2026	December 27, 2025
ASSETS
Current assets:
Cash and cash equivalents	$294,350	$396,694
Short-term investments	53,352	55,531
Trade accounts receivable, less allowance of $9,135 and $12,490	866,879	670,137
Other receivables, including advances to independent contractors, less allowance of $14,727 and $18,759	47,306	52,784
Assets held for sale	—	12,231
Other current assets	59,159	28,949

Total current assets	1,321,046	1,216,326

Operating property, less accumulated depreciation and amortization of $488,271 and $473,642	252,963	261,322
Goodwill	34,005	34,005
Other assets	134,521	124,282

Total assets	$1,742,535	$1,635,935

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Cash overdraft	$71,849	$56,654
Accounts payable	468,780	369,567
Current maturities of long-term debt	24,686	28,342
Insurance claims	59,020	87,343
Dividends payable	—	68,117
Liabilities held for sale	—	6,961
Other current liabilities	99,588	78,856

Total current liabilities	723,923	695,840

Long-term debt, excluding current maturities	42,088	48,480
Insurance claims	98,686	62,706
Deferred income taxes and other non-current liabilities	41,108	33,244
Shareholders’ equity:
Common stock, $0.01 par value, authorized 160,000,000 shares, issued 68,631,174 and 68,590,708	686	686
Additional paid-in capital	266,673	261,256
Retained earnings	2,913,890	2,852,680
Cost of 34,694,249 and 34,531,982 shares of common stock in treasury	(2,336,862)	(2,313,245)
Accumulated other comprehensive loss	(7,657)	(5,712)

Total shareholders’ equity	836,730	795,665

Total liabilities and shareholders’ equity	$1,742,535	$1,635,935

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Landstar System, Inc. and Subsidiary

Supplemental Information

(Unaudited)

	Twenty-Six Weeks Ended		Thirteen Weeks Ended
	June 27, 2026	June 28, 2025	June 27, 2026	June 28, 2025
Revenue generated through (in thousands):
Truck transportation
Truckload:
Van equipment	$1,320,919	$1,186,071	$717,513	$591,276
Unsided/platform equipment	860,737	741,270	492,168	400,862
Less-than-truckload	48,912	47,749	25,124	25,313
Other truck transportation (1)	185,591	192,766	99,073	100,687

Total truck transportation	2,416,159	2,167,856	1,333,878	1,118,138
Rail intermodal	47,075	39,515	27,761	22,028
Ocean and air cargo carriers	97,713	116,426	49,744	50,789
Other (2)	42,608	40,088	20,881	20,428

	$2,603,555	$2,363,885	$1,432,264	$1,211,383

Revenue on loads hauled via BCO Independent Contractors (3) included in total truck transportation	$1,038,421	$888,489	$563,073	$461,432
Number of loads:
Truck transportation
Truckload:
Van equipment	575,472	572,154	297,761	284,091
Unsided/platform equipment	246,695	246,241	132,141	128,996
Less-than-truckload	65,895	76,830	30,970	41,250
Other truck transportation (1)	95,768	90,185	49,378	46,173

Total truck transportation	983,830	985,410	510,250	500,510
Rail intermodal	15,110	13,970	8,520	7,820
Ocean and air cargo carriers	13,870	16,560	7,160	7,440

	1,012,810	1,015,940	525,930	515,770

Loads hauled via BCO Independent Contractors (3) included in total truck transportation	432,210	398,000	224,600	203,930
Revenue per load:
Truck transportation
Truckload:
Van equipment	$2,295	$2,073	$2,410	$2,081
Unsided/platform equipment	3,489	3,010	3,725	3,108
Less-than-truckload	742	621	811	614
Other truck transportation (1)	1,938	2,137	2,006	2,181
Total truck transportation	2,456	2,200	2,614	2,234
Rail intermodal	3,115	2,829	3,258	2,817
Ocean and air cargo carriers	7,045	7,031	6,947	6,826
Revenue per load on loads hauled via BCO Independent Contractors (3)	$2,403	$2,232	$2,507	$2,263
Revenue by capacity type (as a % of total revenue):
Truck capacity providers:
BCO Independent Contractors (3)	40%	38%	39%	38%
Truck Brokerage Carriers	53%	54%	54%	54%
Rail intermodal	2%	2%	2%	2%
Ocean and air cargo carriers	4%	5%	3%	4%
Other	2%	2%	1%	2%
			June 27, 2026	June 28, 2025
Truck Capacity Providers:
BCO Independent Contractors (3)			7,719	7,844

Truck Brokerage Carriers:
Approved and active (4)			37,656	41,842
Other approved			26,951	27,672

			64,607	69,514

Total available truck capacity providers			72,326	77,358

Trucks provided by BCO Independent Contractors (3)			8,544	8,611

(1)

Includes power-only, expedited, straight truck, cargo van, and miscellaneous other truck transportation revenue generated by the transportation logistics segment. Power-only refers to shipments where the Company furnishes a power unit and an operator but not trailing equipment, which is typically provided by the shipper or consignee.

(2)	Includes primarily reinsurance premium revenue generated by the insurance segment and intra-Mexico transportation services revenue generated by Landstar Metro.
(3)	BCO Independent Contractors are independent contractors who provide truck capacity to the Company under exclusive lease arrangements.
(4)	Active refers to Truck Brokerage Carriers who moved at least one load in the 180 days immediately preceding the fiscal quarter end.

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Landstar System, Inc. and Subsidiary

Reconciliation of Gross Profit to Variable Contribution

(Dollars in thousands)

(Unaudited)

	Twenty-Six Weeks Ended		Thirteen Weeks Ended
	June 27, 2026	June 28, 2025	June 27, 2026	June 28, 2025
Revenue	$2,603,555	$2,363,885	$1,432,264	$1,211,383
Costs of revenue:
Purchased transportation	2,030,397	1,839,289	1,123,400	941,411
Commissions to agents	201,578	192,836	109,435	99,522

Variable costs of revenue	2,231,975	2,032,125	1,232,835	1,040,933
Trailing equipment depreciation	12,619	13,844	6,351	6,867
Information technology costs (1)	5,683	7,609	3,080	3,934
Insurance-related costs (2)	75,654	71,317	39,716	30,793
Other operating costs	32,745	31,424	17,945	19,595

Other costs of revenue	126,701	124,194	67,092	61,189

Total costs of revenue	2,358,676	2,156,319	1,299,927	1,102,122

Gross profit	$244,879	$207,566	$132,337	$109,261

Gross profit margin	9.4%	8.8%	9.2%	9.0%
Plus: other costs of revenue	126,701	124,194	67,092	61,189

Variable contribution	$371,580	$331,760	$199,429	$170,450

Variable contribution margin	14.3%	14.0%	13.9%	14.1%

(1)

Includes costs of revenue incurred related to internally developed software including ASC 350-40 amortization, implementation costs, hosting costs and other support costs utilized to support the Company’s independent commission sales agents, third party capacity providers, and customers, included as a portion of depreciation and amortization and of selling, general and administrative in the Company’s Consolidated Statements of Income.

(2)

Primarily includes (i) insurance premiums paid for commercial auto liability, general liability, cargo and other lines of coverage related to the transportation of freight; (ii) the related cost of claims incurred under those programs; and (iii) brokerage commissions and other fees incurred relating to the administration of insurance programs available to BCO Independent Contractors that are reinsured by the Company, which are included in selling, general and administrative in the Company’s Consolidated Statements of Income.